
<ARTICLE>                              5
<LEGEND>
This schedule contains summary financial information primarily extracted from AT&T Capital Corporation's audited consolidated income statement and balance sheet for and at the year ended December 31, 1995 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                           1,000

<FISCAL-YEAR-END>                      DEC-31-1996
<PERIOD-END>                           DEC-31-1996
<PERIOD-TYPE>                          YEAR
<CASH>                                         0
<SECURITIES>                                   0
<RECEIVABLES>                                  0
<ALLOWANCES>                            (168,986)
<INVENTORY>                                    0
<CURRENT-ASSETS>                               0<F2>
<PP&E>                                         0
<DEPRECIATION>                          (777,905)<F1>
<TOTAL-ASSETS>                         8,092,512
<CURRENT-LIABILITIES>                          0<F2>
<BONDS>                                4,597,677
<COMMON>                                     902
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<OTHER-SE>                               706,405
<TOTAL-LIABILITY-AND-EQUITY>           8,092,512<F3>
<SALES>                                   90,631
<TOTAL-REVENUES>                       1,952,190
<CGS>                                     78,538
<TOTAL-COSTS>                            534,133
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                         113,605
<INTEREST-EXPENSE>                       458,039
<INCOME-PRETAX>                          278,602
<INCOME-TAX>                             110,063
<INCOME-CONTINUING>                      168,539
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                             168,539
<EPS-PRIMARY>                                  0
<EPS-DILUTED>                                  0

* In accordance with Regulation S-K item 601 (c) 2, inapplicable or immaterial financial data is reflected as zero value.

<F1> Accumulated depreciation relates to equipment under operating leases.

<F2> This item is not applicable since the Company does not prepare a classified balance sheet.

<F3> Includes Company-obligated preferred securities of $200,000.